UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Portside Court, Kelowna, BC, Canada	V1V 1T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Effective July 15, 2014, we entered into a share purchase agreement with Kanata Metis Cultural Enterprises Ltd. and Elizabeth Metis Settlement ("EMS"), wherein we have agreed to purchase 500,000 Class "A" Common Shares in the capital stock of ClenGen Inc. registered in the name of Kanata. In addition, we have agreed to acquire 100% of the shareholder loans by Kanata and EMS equaling approximately $1.25 million dollars which will be converted from debt to shareholder equity. As consideration for the share purchase, we have agreed to issue 8,000,000 shares of common stock at a deemed value of .25 cents per share to Kanata.

Pursuant to the share purchase agreement, we have issued 8,000,000 shares of our common stock to 1 non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On July 21, 2014, we issued a news release announcing our entering into a share purchase agreement with Kanata.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated July 21, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: July 25, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director

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